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                                                                    EXHIBIT 99.1

PRESS RELEASE

                                   [i2 LOGO]

i2 REPORTS RECORD FIRST QUARTER RESULTS POWERED BY TRADEMATRIX(TM)

TOTAL REVENUES OF $186 MILLION AND EPS OF $.07 SET NEW FIRST QUARTER RECORDS


DALLAS, TEXAS -- April 18, 2000 -- i2 Technologies, Inc. (Nasdaq: ITWO), the leading provider of intelligent eBusiness solutions, today announced record results for the company's first quarter ended March 31, 2000. Total revenues for the quarter grew to $186 million, 58% over first quarter 1999 total revenues of $118 million. Net income exceeded $12 million, or $.07 per share in the first quarter 2000, compared to a net loss of $1.2 million, or ($.01) per share a year ago, excluding acquisition-related costs in both periods.

"We are excited to announce the results of an excellent first quarter for i2, and one in which we gained a lot of momentum with TradeMatrix," said Sanjiv Sidhu, CEO of i2. "Our results this quarter clearly demonstrate the strength of the B2B market and i2's position as a leading marketplace service provider." Following its initial introduction in October of 1999, i2's TradeMatrix platform added multiple industry marketplaces. The company has been selected to power both private and public marketplaces with aggregate spending measured annually in trillions of dollars.

Leading companies in automotive, aerospace, high-tech, consumer goods, apparel, timber, medical and logistics chose i2's TradeMatrix solutions to create new online marketplaces or to improve their existing trading relationships. "i2 has built a reputation for delivering value to our customers through industry-leading solutions, including our dominant supply chain suite," stated Mr. Sidhu. "In the first quarter of 2000, we were selected by such industry leaders as IBM, Toyota, Honeywell, VF Corporation, Ryder, Nortel, Johnson & Johnson, and many others to provide the most valuable marketplace solutions available for their trading communities."

"The growing demand for our marketplace solutions drove both current revenues this quarter and growth in our deferred revenues," i2's CFO, Bill Beecher, explained. Deferred revenues grew dramatically -- up $64 million during the quarter -- to a balance of $137 million on March 31. "These deferred revenues will be recognized over time, along with additional recurring revenues associated with the services we'll be providing to marketplace participants," continued Mr. Beecher.

i2 announced agreements in March to acquire Aspect Development and Supplybase through stock swap arrangements. Aspect and Supplybase have the leading solutions for content management, design, sourcing and procurement of both standard and custom materials. "Our acquisitions of Aspect and Supplybase clearly make us the B2B powerhouse with the most comprehensive set of solutions available today," stated Mr. Sidhu. "Based on further analysis and initial customer reactions, the combination makes even more sense to us today than when we first announced it. We are very focused on the integration of our companies and are making excellent progress."

i2 also partnered with Ariba and IBM to create the industry standard platform for the next generation of B2B, complete with end-to-end solutions that will help deliver on the promise of e-business. Customers are quickly responding to the strength of the combined capabilities of these three companies. Since the initial announcement of the partnership, several customers have chosen the team to power their marketplaces, including such industry leaders as Volkswagen, Food Distributors International, and major medical suppliers forming a new medical products exchange.

Mr. Sidhu concluded, "In summary, the B2B opportunity is enormous and demand is strong. The Tradematrix platform and breadth of solutions is the most comprehensive in the market. i2's execution continues to be excellent, as evidenced by another great quarter. Our partnerships and acquisitions will make us even stronger. Put it all together and we're destined to achieve our mission of providing tremendous value, and our goal to make TradeMatrix the obvious choice for business."

                                     -more-


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i2 REPORTS 58% FIRST QUARTER REVENUE GROWTH POWERED BY TRADEMATRIX(TM)(PAGE 2)

OTHER NEWS IN THE QUARTER

Mergers and Alliances

i2 and Aspect Development, Inc., the global leader in collaborative solutions for B2B marketplaces, announced a definitive agreement to merge. The merger combines the strengths of two companies with proven track records to expand the TradeMatrix B2B marketplace solution and rapidly deliver best-of-breed e-commerce content, product design collaboration and direct procurement.

i2 entered into a definitive agreement to acquire Supplybase Inc., a leading provider of solutions for web-based product design and sourcing of custom parts and assemblies.

IBM, i2 and Ariba announced a broad, strategic alliance to deliver the industry's first end-to-end solution for B2B e-commerce and collaboration. The watershed alliance includes the tight integration of technologies, global marketing and selling of targeted solutions, and an equity investment by IBM in both Ariba and i2.

i2 formed a strategic alliance with Siebel Systems, whereby joint Siebel Systems and i2 customers should benefit from having Siebel Systems' customer-centric e-business applications seamlessly linked to i2's personalization, order fulfillment and supply chain optimization solutions.

E.piphany and i2 announced an agreement to provide a solution that will empower their customers to achieve and maintain a higher level of customer loyalty through personalized interactions based on real-time data analytics and order promising and fulfillment.

Netmosphere, Inc., the leader in e-business solutions for project collaboration and communication, announced it is partnering with i2 to integrate its Internet-based project collaboration technology with i2's TradeMatrix solutions for Product Lifecycle Management (PLM).

i2 and Siemens IT Service, one of the leading companies providing managed services for IT infrastructure, agreed on a strategic alliance to develop an open marketplace that offers procurement management services.

i2 announced a reseller agreement with Unifi Technology Group, a leading manufacturing consulting and integration company.

Marketplaces

United Technologies Corp., Honeywell and i2 announced their intention to launch MyAircraft.com, a joint venture focused on developing and operating a comprehensive open electronic marketplace for aerospace products and services available to all industry participants.

i2 partnered with Toyota Motor Sales USA (TMS) to form iStarXchange, an electronic marketplace serving the $100 billion U.S. automotive replacement parts market for the service and repair industry. The business venture will be an independent company, jointly owned by TMS and i2.

i2 announced the launch of SoftgoodsMatrix(TM), an open Web-based business-to-business marketplace designed to connect retail, apparel, footwear, home furnishings, floor covering and textile companies.

Volkswagen, IBM, i2 and Ariba signed a memorandum of understanding for a strategic partnership to build a global digital marketplace.

i2 announced FreightMatrix(TM), a logistics industry marketplace which integrates logistics planning, commerce and execution in a comprehensive business-to-business electronic marketplace. Ryder System, Inc., plans to be the anchor third-party logistics provider and Central Transportation International plans to be the anchor less-than-truckload motor carrier for FreightMatrix.


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                                     -more-

i2 REPORTS 58% FIRST QUARTER REVENUE GROWTH POWERED BY TRADEMATRIX(TM)(PAGE 3)

i2 announced eServiceMatrix(TM), a B2B and business-to-consumer (B2C) marketplace solution for the management of aftermarket parts and service.

Fasturn, Inc., in association with i2, announced the development of Fasturn.com, a marketplace for procurement and intelligent sourcing solutions to address the complex relationship between retailers, buyers and manufacturers in the apparel industry.

Customers

Ericsson's Consumer Segment purchased i2's solutions to enhance its supply chain management.

U.S. Steel Group, a division of USX Corporation, purchased i2's solutions for hot mill, cold mill and finishing mill scheduling.

Tech Data Corporation, a leading global distributor of IT products, logistics management and other added-value services to technology resellers, purchased i2's solutions to help deliver superior customer satisfaction.

Nucor Steel, one of the nation's leading manufacturers of steel products, purchased i2's Metals Industry Solution for implementation at the company's Crawfordsville, Ind. plant.

Technology

i2 announced the launch of Fabless Master Planning Services, which provide Internet-based capacity and inventory planning for the growing community of fabless semiconductor companies.

i2 announced it has completed the acquisition of IBM's software for planning, retail merchandising and replenishment, including INFOREM(R) and Makoro for Merchandise Planning(R). The announcement is a strategic step in advancing the i2, IBM and Ariba alliance.

Net Perceptions, Inc. announced that i2 plans to license Net Perceptions' Knowledge Refinery for integration into i2's TradeMatrix B2B and B2C marketing, commerce, fulfillment and customer care solutions.


ABOUT i2:

i2 is the leading global provider of intelligent eBusiness solutions. Founded in 1988, i2's vision is to add $50 billion of value for its customers by the year 2005. i2 is headquartered in Dallas, TX, has approximately 3,200 employees and maintains offices worldwide. For additional information, visit i2 on the Web at www.i2.com.

TradeMatrix is a comprehensive electronic business solution that enables companies to deploy business-to-business and business-to-consumer portals. TradeMatrix offers the broadest spectrum of solutions and hosted services available including procurement, commerce, fulfillment, customer care, retail, planning and product development, enabling customers, partners, suppliers and service providers to conduct business in real time. TradeMatrix services and marketplaces are powered by i2's advanced optimization and execution capabilities for improved decision making. i2 and the i2 logo design are registered trademarks of i2 Technologies, Inc. TradeMatrix, SoftgoodsMatrix, FreightMatrix, HightechMatrix, and eServiceMatrix are trademarks of i2 Technologies, Inc.

CAUTIONARY LANGUAGE:

This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding the expected delivery and benefits of use of i2's products. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors which could impact i2's financial results, please refer to i2's recent filings with the SEC, particularly the Form 10-K filed March 22, 2000.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

Brent Anderson
i2 Investor Relations
(469) 357-6012
brent_anderson@i2.com
                              i2 TECHNOLOGIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)

                                                                      Three Months Ended
                                                                           March 31,
                                                                          (unaudited)
                                                                 ------------------------------
                                                                     1999              2000
                                                                 ------------      ------------
Revenues:
      Software licenses                                          $     74,071      $    113,584
      Services                                                         28,784            46,870
      Maintenance                                                      14,744            25,826
                                                                 ------------      ------------
            Total revenues                                            117,599           186,280
                                                                 ------------      ------------
Costs and expenses:
      Cost of software licenses                                         3,161             5,366
      Cost of services and maintenance                                 28,979            41,072
      Sales and marketing                                              42,733            66,210
      Research and development                                         30,322            39,846
      General and administrative                                       12,171            16,607
                                                                 ------------      ------------
      In-process R&D and acquisition-related expenses                     303               557
                                                                 ------------      ------------
            Total costs and expenses                                  117,669           169,658
                                                                 ------------      ------------
Operating income                                                          (70)           16,622
Other income, net                                                       1,078             2,499
                                                                 ------------      ------------
Income before income taxes                                              1,008            19,121
Provision for income taxes                                              2,534             7,380
                                                                 ------------      ------------
Net income                                                       $     (1,526)     $     11,741
                                                                 ============      ============

Net income per share                                             $      (0.01)     $       0.08
Net income per share, assuming dilution                          $      (0.01)     $       0.06
Weighted average common shares outstanding                            147,392           156,500
Weighted average common shares outstanding,
      assuming dilution                                               147,392           183,025

EXCLUDING IN-PROCESS RESEARCH & DEVELOPMENT
     AND ACQUISITION-RELATED EXPENSES

Net income                                                       $     (1,223)     $     12,298
Net income per share                                             $      (0.01)     $       0.08
Net income per share, assuming dilution                          $      (0.01)     $       0.07

                              i2 TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                             December 31,        March 31,
                                                                                 1999              2000
                                                                             ------------      ------------
                                  ASSETS
Current assets:
      Cash and cash equivalents                                              $    454,585      $    456,936
      Short-term investments                                                      124,806           181,464
      Accounts receivable, net                                                    157,586           187,065
      Prepaid and other current assets                                             10,607            26,650
      Deferred income taxes                                                        15,868            17,638
                                                                             ------------      ------------
            Total current assets                                                  763,452           869,753
Furniture and equipment, net                                                       50,483            59,907
Deferred income taxes and other assets                                             47,614           331,323
                                                                             ------------      ------------
            Total assets                                                     $    861,549      $  1,260,983
                                                                             ============      ============

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                       $     20,039      $     22,471
      Accrued liabilities                                                          81,246           114,315
      Deferred revenue                                                             72,617           136,689
      Income taxes payable                                                          4,511             6,585
                                                                             ------------      ------------
            Total current liabilities                                             178,413           280,060
      Long term debt                                                              350,000           350,000
Deferred income taxes                                                                 968               968
                                                                             ------------      ------------
            Total liabilities                                                     529,381           631,028
                                                                             ------------      ------------
Stockholders' equity:
      Preferred Stock, $0.001 par value, 5,000,000 shares authorized,
         none issued                                                                   --                --
      Common Stock, $0.00025 par value, 500,000,000 shares
         authorized, 155,412 and 157,489 shares issued
         and outstanding, respectively                                                 39                39
      Additional paid-in capital                                                  297,879           584,008
      Accumulated other comprehensive loss                                         (4,126)           (4,209)
      Retained earnings                                                            38,376            50,117
                                                                             ------------      ------------
            Total stockholders' equity                                            332,168           629,955
                                                                             ------------      ------------
            Total liabilities and stockholders' equity                       $    861,549      $  1,260,983
                                                                             ============      ============